AZZ incorporated Reports Financial Results for the Second Quarter of Fiscal Year 2015

Reports Second Quarter 2015 EPS of $0.53, which includes realignment charges of $0.11 per share

Company reaffirms FY 2015 EPS target range of $2.40 to $2.80 per share and maintains target revenue range of $850 million to $900 million

Quarterly Sales of $193.4 million, up $3.6 million or 1.9% compared to Second Quarter Fiscal 2014

Backlog finished at $329.1 million, compared to $294.0 million for Second Quarter Fiscal 2014, an increase of 11.9%

Consolidated operating margins decline on exceptional operating items

October 1, 2014 - FORT WORTH, TX - AZZ incorporated (NYSE:AZZ), a global provider of galvanizing services, welding solutions, specialty electrical equipment and highly engineered services, today announced unaudited financial results for the three month and six month period ended August 31, 2014. Revenues for the second quarter of fiscal year 2015 were $193.4 million compared to $189.8 million for the same quarter last year, an increase of 1.9 percent. Net income for the second quarter was $13.8 million, or $0.53 per diluted share, compared to net income of $16.4 million, or $0.64 per diluted share, for the same quarter last year.

Earnings during the quarter included a pretax charge of $4.0 million, or $0.11 per diluted share relating to realignment charges taken to cover costs in management headcount reduction and the recognition of the write off of certain fixed assets. These costs were distributed across AZZ’s Energy and Galvanizing Services segments, and at the corporate level.

Other exceptional expenses and income items recorded during the second quarter of fiscal 2015 were related to operational cost overruns and delayed recognition of income due to customer requested delays on certain projects, both detailed below, and a benefit from the release of a $9.1 million reserve held for the potential payment of a purchase price earn-out in connection with the NLI acquisition. Adjusted earnings without these items would have been $0.63 per share for the second quarter of fiscal 2015. During the prior year’s second quarter AZZ recorded certain non-recurring items related to the fire at our Joliet facility. Included with the attached financial tables is a reconciliation of these non-recurring items for both years

AZZ’s backlog at the end of the second quarter of fiscal 2015 was $329.1 million, compared to $294.0 million at the end of the second quarter of fiscal 2014. Incoming orders for the second quarter of fiscal 2015 were $213.4 million while revenue for the quarter totaled $193.4 million, resulting in a book to ship ratio of 1.10 percent.

Revenues for AZZ’s Energy Segment for the second quarter of fiscal 2015 were $100.6 million as compared to $104.1 million for the same quarter last year, a decrease of 3.4 percent. This decrease is primarily attributable to customer requested shipping delays on a small number of projects at NLI and WSI totaling $16.2 million. We expect those projects to be completed in the second half of fiscal 2015 through the first half of fiscal 2016.

Energy Segment operating income decreased by $11.9 million or 110.4% for the three months ended August 31, 2014, to a loss of $1.1 million as compared to the same period of fiscal 2014. This decrease was attributable to $3.4 million of customer-requested shipping delays at NLI and WSI, $2.7 million in charges related to the realignment described above and $5.2 million of certain cost overruns on projects at NLI and WSI.

Revenues for the Galvanizing Services Segment increased 8.4% for three months ended August 31, 2014, to $92.9 million as compared to the same period in fiscal 2014. This increase is attributable to AZZ’s Joliet facility returning to service, increases in demand in the petrochemical and transmission markets and the acquisition of Zalk Steel on June 30, 2014.

Galvanizing Services operating income decreased by $3.2 million or 12.3% for the three months ended August 31, 2014 to $23.0 million as compared to the same period in fiscal 2014. Operating margins were 24.8% for the three month period ending August 31, 2014 compared to 30.6% for the same period of fiscal 2014. This decrease was attributable to the receipt of $2.7 million in business interruption insurance in fiscal 2014 that did not recur in the second quarter of fiscal 2015, increased depreciation and amortization expense related to the acquisition of Zalk Steel and the reopening of the Joliet facility, and charges related to the realignment.

Tom Ferguson, president and chief executive officer of AZZ, said, “Financial results for the second quarter were mixed as bookings grew and the revenue levels reflected the seasonal nature of our business, but the margins were disappointing. Although I am not satisfied with the results for this quarter, I do recognize that margins were impacted by a number of operating inefficiencies within our Energy Segment. We have identified and corrected those items under our control, and do not expect them to recur. We have also taken realignment charges to clean up some non-performing assets and recognize the cost of building a more effective leadership team. With the realignment largely completed, we have already seen positive change as we now have the right personnel and leadership in place.”

“Quoting activity continues to improve and the growth in current backlog in our Energy Segment gives us confidence that the second half of fiscal 2015 looks quite promising.  We are seeing signs of improvement in our served markets, and continued strength in petrochemical and refining markets.”

“Activity in the Galvanizing Services Segment continues to deliver strong results, and we were successful in adding our 36th galvanizing plant, Zalk Steel, on June 30, 2014. And, as previously announced, we are expanding the focus of our Galvanizing Services Segment to include other metal finishing technologies that we expect will create new opportunities and enhance our industry position as the leading corrosion protection solutions provider in North America.”

Mr. Ferguson concluded, “All in all, results for the quarter will provide a solid contribution to what we expect will be excellent operational and financial results for fiscal year 2015. We are dedicated to identifying inefficiencies and addressing them to continuously drive operational excellence throughout all levels of the company. We have a solid portfolio of products, services and solutions to meet the needs of an expanding customer base both domestically and internationally. As we look forward, there are many opportunities ahead in most of our markets and AZZ is well positioned to compete for those opportunities and drive value for our investors.”

As previously noted, the AZZ’s shipments are typically related to the completion of projects. Therefore, financial results, on a quarterly basis, are not of a linear nature and that variability can provide a skewed picture of the Company’s performance on a quarter-over-quarter basis. However, based upon the evaluation of information currently available, management continues to anticipate fiscal year 2015 gross revenues to be in the range of $850 to $900 million and is reaffirming its targeted earnings to be in the range of $2.40 to $2.80 per diluted share for the year.

AZZ incorporated will conduct a conference call to discuss financial results for the second quarter of fiscal year 2015 at 11:00 A.M. ET on Wednesday, October 1, 2014. Interested parties can access the conference call by dialing (877) 317-6789 or (412) 317-6789 (international). The call will be web cast via the Internet at http://www.azz.com/investor-relations. A replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088 (international), confirmation #10052524 or for 30 days at http://www.azz.com/investor-relations.

AZZ incorporated is a global provider of galvanizing services, welding solutions, specialty electrical equipment and highly engineered services to the markets of power generation, transmission, distribution and industrial in protecting metal and electrical systems used to build and enhance the world’s infrastructure. AZZ Galvanizing is a leading provider of metal finishing solutions for corrosion protection, including hot dip galvanizing to the North American steel fabrication industry. AZZ Energy is dedicated to delivering safe and reliable transmission of power from generation sources to end customers, and automated weld overlay solutions for corrosion and erosion mitigation to critical infrastructure in the energy markets worldwide.

Certain statements herein about our expectations of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as, “may,” “should,” “expects,“ “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. This release may contain forward-looking statements that involve risks and uncertainties including, but not limited to, changes in customer demand and response to products and services offered by AZZ, including demand by the power generation markets, electrical transmission and distribution markets, the industrial markets, and the hot dip galvanizing markets; prices and raw material cost, including zinc and natural gas which are used in the hot dip galvanizing process; changes in the political stability and economic conditions of the various markets that AZZ serves, foreign and domestic, customer requested delays of shipments, acquisition opportunities, currency exchange rates, adequacy of financing, and availability of experienced management and employees to implement AZZ’s growth strategy. AZZ has provided additional information regarding risks associated with the business in AZZ’s Annual Report on Form 10-K for the fiscal year ended February 28, 2014 and other filings with the SEC, available for viewing on AZZ’s website at www.azz.com and on the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. These statements are based on information as of the date hereof and AZZ assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:	Paul Fehlman, Senior Vice President - Finance and CFO
AZZ incorporated 817-810-0095
Internet: www.azz.com

Lytham Partners 602-889-9700
Joe Dorame or Robert Blum
Internet: www.lythampartners.com

---Financial tables on the following page---

AZZ incorporated
Condensed Consolidated Statement of Income
(in thousands except per share amounts)

	Three Months Ended		Six Months Ended
	August 31, 2014	August 31, 2013	August 31, 2014	August 31, 2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net sales	$193,416	$189,782	$409,542	$372,957
Costs and Expenses:
Cost of Sales	151,316	133,877	312,053	266,337
Selling, General and Administrative	19,144	26,179	46,685	52,865
Interest Expense	4,224	4,651	8,432	9,129
Net (Gain) Loss on Sales or Insurance Settlement of Property, Plant and Equipment	3	(859)	(23)	(883)
Other (Income)	17	117	(14)	(3,710)
	$174,704	$163,965	$367,133	$323,738

Income before income taxes	18,712	25,817	42,409	49,219
Income Tax Expense	4,943	9,454	13,715	18,309
Net income	$13,769	$16,363	$28,694	$30,910
Net income per share
Basic	$0.54	$0.64	$1.12	$1.21
Diluted	$0.53	$0.64	$1.11	$1.20
Diluted average shares outstanding	25,759	25,664	25,749	25,665

Segment Reporting
(in thousands)

	Three Months Ended		Six Months Ended
	August 31, 2014	August 31, 2013	August 31, 2014	August 31, 2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net Sales:
Energy	$100,560	$104,134	$231,081	$200,600
Galvanizing Services	92,856	85,648	178,461	172,357
	$193,416	$189,782	$409,542	$372,957

Segment Operating Income (Loss):
Electrical and Industrial Products	$(1,119)	$10,733	$12,693	$23,781
Galvanizing Services	23,013	26,245	45,003	47,743
Total Segment Operating Income	$21,894	$36,978	$57,696	$71,524

Condensed Consolidated Balance Sheet
(in thousands)

	August 31, 2014	February 28, 2014
	(unaudited)	(unaudited)

Assets:
Current Assets	$315,882	$296,181
Net Property, Plant and Equipment	196,170	197,639
Other Assets, Net	457,736	459,433
Total Assets	$969,788	$953,253

Liabilities and Shareholders’ Equity:
Current Liabilities	$156,291	$144,016
Long Term Debt Due After One Year	371,732	384,768
Long Term Liabilities Due After One Year	0	9,121
Other Liabilities	38,798	39,435
Shareholders’ Equity	402,967	375,913
Total Liabilities and Shareholders’ Equity	$969,788	$953,253

Condensed Consolidated Statement of Cash Flows
(in thousands)

	Six Months Ended
	August 31, 2014	August 31, 2013
	(unaudited)	(unaudited)

Net cash provided by (used in) operating activities	$53,826	$55,183
Net cash provided by (used in) investing activities	($21,897)	($298,661)
Net cash provided by (used in) financing activities	($18,006)	$229,950
Effect of exchange rate changes on cash	$139	($86)
Net increase (decrease) in cash and cash equivalents	$14,062	($13,614)
Cash and cash equivalents at beginning of period	$27,565	$55,598
Cash and cash equivalents at end of period	$41,627	$41,984

AZZ incorporated
Non-GAAP Disclosure
Adjusted Earning and Adjusted Earnings Per Share

Adjusted Earnings and Adjusted Earnings Per Share

In addition to reporting financial results in accordance with GAAP, AZZ has provided adjusted earnings and adjusted earnings per share, which are non-GAAP measures. Management believes that the presentation of these measures provides investors with greater transparency comparison of operating results across a broad spectrum of companies, which provides a more complete understanding of AZZ’s financial performance, competitive position and prospects for the future. Management also believes that investors regularly rely on non-GAAP financial measures, such as adjusted earnings and adjusted earnings per share, to assess operating performance and that such measures may highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP.

The following table provides a reconciliation for the three month period ended August 31, 2014 and 2013 between net income and diluted earnings per share calculated in accordance with GAAP to adjusted earnings and adjusted per share, respectively, which are shown net of tax (dollars in thousands, except per share data):

	Three Months Ended August 31,
	2014		2013
		(in thousands, except EPS)
	$	Per Diluted Share	$	Per Diluted Share
Net Income and Diluted Earnings Per Share	$13,769	$0.53	$16,363	$0.64

Adjustments (Net of Tax)

Joliet Facility Fire Operating Loss	0	0	$524	$0.02
Joliet Facility Fire-Gain from Insurance Proceeds	0	0	$(519)	$ (0.02)
Joliet Facility Fire-Business Interruption Insurance Proceeds	0	0	$(1,697)	$(0.07)
Realignment	$2,908	$0.11	0	0
NLI/WSI Cost Overruns	$3,826	$0.15	0	0
NLI - Earnout	$(6,711)	$(0.26)	0	0
Delayed Shipments	$2,502	$0.10	0	0
Acquisition Related Expense	0	0	$8	$0.00

Adjusted Earnings and Adjusted Earnings Per Share	$16,294	$0.63	$14,679	$0.57

	Three Months Ended August 31,
	2014		2013
		(in thousands, except EPS)
	$	Per Diluted Share	$	Per Diluted Share
Net Income and Diluted Earnings Per Share	$13,769	$0.53	$16,363	$0.64

Adjustments (Net of Tax)

Joliet Facility Fire Operating Loss	0	0	$524	$0.02
Joliet Facility Fire-Gain from Insurance Proceeds	0	0	$(519)	$ (0.02)
Joliet Facility Fire-Business Interruption Insurance Proceeds	0	0	$(1,697)	$(0.07)
Realignment	$2,908	$0.11	0	0
NLI/WSI Cost Overruns	$3,826	$0.15	0	0
NLI - Earnout	$(6,711)	$(0.26)	0	0
Delayed Shipments	$2,502	$0.10	0	0
Acquisition Related Expense	0	0	$8	$0.00

Adjusted Earnings and Adjusted Earnings Per Share	$16,294	$0.63	$14,679	$0.57

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